SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vodafone Group Plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Vodafone House, The Connection Newbury, Berkshire, England (Address of Principal Executive Office)	RG14 2FN (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-168347

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
$1,000,000,000 1.25% Notes due September 2017	The New York Stock Exchange

$1,000,000,000 2.50% Notes due September 2022	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated September 19, 2012 (the “Prospectus Supplement”), relating to its $1,000,000,000 1.25% Notes due September 2017 and its $1,000,000,000 2.50% Notes due September 2022 (collectively, the “Registrant’s Notes”), which are to be registered hereunder, to a prospectus dated July 28, 2010 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-168347). The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Notes” in the Prospectus Supplement and under “Description of Debt Securities We May Offer” and “Taxation” in the Prospectus.

Item 2. Exhibits

The Registrant’s Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrant are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1

Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) to the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-168347) filed with the Commission on July 28, 2010).

1.2

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated September 26, 2012, setting forth the terms of its $1,000,000,000 aggregate principal amount of 1.25% Notes due September 2017 and its $1,000,000,000 aggregate principal amount of 2.50% Notes due September 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Vodafone Group Plc
(Registrant)

By:	/s/ Neil Garrod

Name:	Neil Garrod
Title:	Group Treasury Director

Date: September 26, 2012

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1

Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) to the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) filed with the Commission on November 24, 2000).

1.2

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated September 26, 2012, setting forth the terms of its $1,000,000,000 aggregate principal amount of 1.25% Notes due September 2017 and its $1,000,000,000 aggregate principal amount of 2.50% Notes due September 2022.